Exhibit 99.1

FIRST SEACOAST BANCORP, INC. ANNOUNCES
BALANCE SHEET REPOSITIONING

DOVER, NH, November 28, 2023 /PRNewswire/ -- First Seacoast Bancorp, Inc. (the "Company") (NASDAQ Capital Market: FSEA), the holding company for First Seacoast Bank, announced today the execution of a balance sheet repositioning strategy related to its available-for-sale investment securities portfolio.

The Company sold $40.6 million in book value of its lower-yielding investment securities for an estimated after-tax realized loss of $3.1 million. The investment securities sold consisted of $27.3 million of municipal bonds, $5.6 million of residential mortgage-backed securities, $3.9 million of U.S. Small Business Administration pools, $3.3 million of collateralized mortgage obligations and $497,000 of U.S. Government-sponsored enterprises obligations. These securities were all classified as available-for-sale. The Company purchased $40.6 million of higher-yielding investment securities. The investment securities purchased consisted of $14.4 million of residential mortgage-backed securities, $11.5 million of municipal bonds, $12.9 million of floating-rate U.S. Small Business Administration pools and $1.8 million of corporate subordinated debt issued by bank holding companies or banks located in the Company’s market area. These securities were all classified as available-for-sale upon purchase. The purchased securities have a positive spread differential of approximately 348 basis points over the securities that were sold, which is expected to result in $995,000 of additional after-tax earnings, on an annualized basis. The Company estimates that the $3.1 million loss on the sale of securities will be recouped in approximately three years. The effective duration of the securities sold was 5.8 years and the effective duration of the securities purchased is 5.4 years. The loss on the sale of securities is expected to have a neutral impact on the Company’s consolidated shareholders' equity and book value per share. Upon execution of the repositioning strategy, First Seacoast Bank's regulatory capital levels remained well in excess of those required to be categorized as well-capitalized. This repositioning is projected to be accretive to earnings, net interest margin and return on assets in future periods and is designed to provide the Company with greater flexibility in managing balance sheet growth.

Forward Looking Statements
Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as "believes," "will," "expects," "project," "may," "could," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the other risks described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any of these statements in light of new information, future events or otherwise unless required by applicable law or regulation.

About First Seacoast Bank
First Seacoast Bank is a federally-chartered stock savings bank serving the financial needs of residents of the Seacoast region of New Hampshire. First Seacoast Bank operates four full-service offices in Strafford County, New Hampshire, and one full-service office in Rockingham County, New Hampshire.